UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022 (March 3, 2022)

VIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2022, View, Inc. (“View” or the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), serves as an additional basis for delisting the Company’s securities from Nasdaq. As previously announced, the Company received a Staff Delisting Determination (the “Staff Determination”) on February 15, 2022, notifying the Company that the Nasdaq Listing Qualifications Department had initiated a process to delist the Company’s securities from Nasdaq due to the Company’s failure to file its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 2021 (the “Quarterly Reports”). As a result of the Company’s failure to file the Form 10-K and the Quarterly Reports, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports.

As previously announced, on February 22, 2022, the Company appealed the Staff Determination by requesting a hearing before a Nasdaq Hearings Panel to present its plan to regain compliance with the applicable listing requirements. Under the Nasdaq Listing Rules, such request automatically stayed the delisting process for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also requested that the Staff Determination be further stayed pending the resolution of the Company’s appeal. The Notice also provides that, pursuant to Nasdaq Listing Rule 5810(d), the Company should present its views with respect to the failure to file the Form 10-K at such hearing. As previously disclosed on January 4, 2022, the Company expects to be in a position in the first quarter of 2022 to file its delinquent Quarterly Reports as well as its Annual Report on Form 10-K for the year ended December 31, 2021. The Company is currently conducting its review of and procedures with respect to these reports and associated financial statements. Although the Company is working diligently to file these periodic reports as soon as possible, there can be no assurance that such reports will be filed before any hearing before the Nasdaq Hearings Panel, or that the Nasdaq Hearings Panel will grant the Company’s request for a stay pending the hearing.  If the Company’s appeal is denied or the Company fails to timely regain compliance with Nasdaq’s continued listing standards, the common stock of the Company will be subject to delisting on The Nasdaq Global Market.

On March 4, 2022, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and certain other materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s appeal to the Nasdaq Hearings Panel, its request for a stay of the Nasdaq delisting process and its ability to timely file delinquent and restated financial reports and statements. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s definitive proxy statement filed with the SEC on February 16, 2021, as amended on February 23, 2021, which is incorporated by reference into its Current Report on Form 8-K filed on March 12, 2021. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated March 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Chief Legal Officer

Dated: March 4, 2022